The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(4)
Reg. Statement No. 333-155101

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED OCTOBER 15, 2009

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 20, 2008)

14,000,000 SHARES

Sunstone Hotel Investors, Inc.

COMMON STOCK

We are offering 14,000,000 shares of our common stock. Arthur L. Buser, Jr., our President and Chief Executive Officer, is purchasing 15,000 shares of our common stock in this offering.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “SHO.” On October 14, 2009, the last reported sale price of our common stock was $7.78 per share. Shares of our common stock are subject to ownership and transfer limitations that must be applied to maintain our status as a real estate investment trust, or REIT.

See “Risk Factors” beginning on page S-7 of this prospectus supplement to obtain information about where to read certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission, or the SEC, nor any other state or federal regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to Sunstone Hotel Investors, Inc. (before expenses)	$	$

To the extent the underwriters sell more than 14,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 2,100,000 shares from us.

The underwriters expect to deliver the shares in New York, New York on or about October     , 2009.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

The date of this Prospectus Supplement is October    , 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our common stock. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission, or the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms “our,” “us” and “we” as used in this prospectus supplement refer to Sunstone Hotel Investors, Inc. and its consolidated subsidiaries. We also use the term “Operating Partnership” to specifically refer to Sunstone Hotel Partnership LLC and its consolidated subsidiaries in cases where it is important to distinguish between us and the Operating Partnership. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the over-allotment option granted to the underwriters is not exercised in whole or in part.

This prospectus supplement and the accompanying prospectus contain registered trademarks that are the exclusive property of their respective owners, which are companies other than us. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees, has or will have any responsibility or liability for any information contained in this prospectus or the accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the attached prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the attached prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained, or incorporated by reference, in this prospectus supplement or in the attached prospectus.

We incorporate by reference into this prospectus supplement and the attached prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 12, 2009 (including information specifically incorporated by reference therein from our Proxy Statement for our 2009 Annual Meeting);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed with the SEC on May 7, 2009 and August 5, 2009;

•	our Current Reports on Form 8-K filed with the SEC on January 14, 2009, January 26, 2009, May 4, 2009, May 14, 2009, May 22, 2009, May 27, 2009 and July 1, 2009;

•

the description of the common stock included in our registration statement on Form 8-A, filed with the SEC on October 7, 2004, together with any amendment or report filed with the SEC for the purpose of updating such description; and

•

all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus supplement and before the termination of this offering.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC. The documents incorporated by reference in this prospectus supplement and the attached prospectus and, in particular, our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 12, 2009, contain important information about us.

You should read “Incorporation of Certain Information by Reference” in the attached prospectus for information about how to obtain the documents incorporated by reference.

SUMMARY

The information below is a summary of the more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing shares of our common stock. You should carefully read the “Risk Factors” section beginning on page S-7 of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

Sunstone Hotel Investors, Inc.

We were incorporated in Maryland on June 28, 2004. We are a REIT under the Internal Revenue Code of 1986, as amended, or the Code. As of the date of this prospectus supplement, we owned 38 hotels (excluding the W San Diego held in receivership and included in discontinued operations, and the Marriott Ontario Airport held for non-sale disposition) comprised of 13,247 rooms, located in 14 states and in Washington, D.C. In addition, we own a 38% equity interest in a joint venture that owns the Doubletree Guest Suites Times Square, located in New York City, New York. We also own other non-hotel investments.

Our primary business is to acquire, own, asset manage and renovate full-service hotels in the United States. As part of our ongoing portfolio management strategy, we may also sell hotels from time to time. Our hotels are operated under leading brand names, such as Marriott, Hyatt, Fairmont, Hilton and Starwood. Our portfolio primarily consists of upper upscale and upscale full-service hotels. We also own luxury and midscale hotels. The classifications luxury, upper upscale, upscale and midscale are defined by Smith Travel Research, an independent provider of lodging industry statistical data.

Our hotels are operated by third-party managers pursuant to management agreements with Sunstone Hotel TRS Lessee, Inc. or its subsidiaries. As of the date of this prospectus supplement, Sunstone Hotel Properties, Inc., a division of Interstate Hotels & Resorts, Inc., operated 22 (excluding the Marriott Ontario Airport) of our 38 hotels. Additionally, subsidiaries of Marriott Services, Inc. or Marriott International, Inc., which we refer to collectively as Marriott, operated 13 of our hotels, and Hyatt Corporation, Fairmont Hotels & Resorts (U.S.) and Hilton Hotels Corporation each operated one of our hotels. We have attempted to align the interests of our operators with our own by structuring our management agreements to allow our operators to earn “incentive” management fees upon the attainment of certain profit thresholds.

Our headquarters are located at 903 Calle Amanecer, Suite 100, San Clemente, California 92673, and our telephone number is (949) 369-4000.

Recent Developments

On October 14, 2009, we announced preliminary financial information for the fiscal quarter ended September 30, 2009, reflecting preliminary results from our unaudited financial statements which are subject to customary adjustments that may arise during the completion of the financial statement closing process. For the three months ended September 30, 2009, our revenues were $176.0 million, our interest expense was $24.8 million, our depreciation and amortization was $26.5 million, our impairment loss was approximately $2.2 million (which relates to the write off of goodwill associated with the Marriott Rochester) and our loss attributable to holders of common stock was $23.1 million. Pro forma RevPAR, excluding the W San Diego held in receivership and the Marriott Ontario Airport held for non-sale disposition, for the three months ended September 30, 2009 was $101.78, a decrease of 20.2% over the prior year. We expect to announce full results for our third quarter by November 5, 2009.

As previously announced, we have initiated a program to proactively address value and cash flow deficits among certain of our mortgaged hotels. The primary goal of this program is to achieve benefits for our stockholders through loan amendments, or in certain cases, consensual transfers to the lenders of the hotel assets in full satisfaction of the debt. We expect that loans within our secured debt program must generally meet two criteria: (1) the hotel has not generated sufficient cash flow to cover debt service, and (2) the present value of the hotel is significantly less than the principal amount of the applicable loan. The loans secured by such hotels, subject to customary exceptions, are non-recourse to us. As of the date of this prospectus supplement, five of our loans totaling $471.4 million are or have been subject to our secured debt workout program. Each of these five loans is discussed further below. Other than as set forth in this prospectus supplement, we are in compliance with all of the terms of our credit facility and outstanding debt and do not contemplate any defaults thereunder.

Marriott Ontario Airport

In September 2009, we elected to cease the subsidization of debt service on the non-recourse mortgage for the Marriott Ontario Airport, which may result in our default under the non-recourse mortgage. We believe the value of this hotel is now significantly less than the principal amount of the mortgage. Prior to the time that we elected to discontinue subsidizing operating expenses at this hotel, we made several attempts to work with the special servicer handling the Marriott Ontario Airport loan to seek modification of the repayment terms. While the special servicer declined our request for a proposed modification of this loan, the lender was under no duty to agree to any such proposed modification. At this point, we do not expect further negotiations with the special servicer, and we are prepared to convey the hotel to the lender in lieu of repayment of the debt. In conjunction with this potential default, we have reclassified the assets, liabilities and results of operations of the Marriott Ontario Airport to “operations held for non-sale disposition” on our balance sheets, statements of operations and statements of cash flows. This hotel had a book value of $16.6 million, and the amount of debt outstanding under the mortgage was $25.5 million at September 30, 2009.

W San Diego

Effective September 30, 2009, possession and control of the W San Diego was transferred to a court-appointed receiver. In connection with this transfer, we deconsolidated this hotel and reclassifed the assets and liabilities, including the $29.0 million hotel asset and the hotel’s $65.0 million mortgage, to “hotel property held in receivership” on our balance sheets. Additionally, we reclassified the W San Diego’s results of operations and cash flows to discontinued operations on our statements of operations and cash flows.

Renaissance Westchester

In August 2009, we elected to cease the subsidization of debt service on the non-recourse mortgage for the Renaissance Westchester, which resulted in a default under the mortgage. We believe the value of this hotel is now significantly less than the principal amount of the mortgage. We continue to work with the special servicer responsible for the Renaissance Westchester loan towards reaching a modification of this loan, but we cannot provide any assurance that we will achieve such a result. Absent such a modification, we may elect to surrender the hotel to the lender or cooperate with the lender’s appointment of a receiver in connection with such default. This hotel had a book value of $25.0 million, and the amount of debt outstanding under the mortgage was $29.4 million at September 30, 2009.

Renaissance Baltimore

We have agreed in principle to the terms of a draft amendment to the $105.2 million non-recourse mortgage loan secured by the Renaissance Baltimore. If executed, the amendment would result in the elimination of amortization on this loan for a period of up to 30 months. We anticipate executing this amendment during the fourth quarter. If, however, we are unable to finalize the amendment as contemplated and were to subsequently elect to default on the payment or other terms of this loan, the default may result in our election to surrender the hotel to the lender or cooperate with the lender’s appointment of a receiver in connection with such default. This hotel had a book value of $148.6 million, and the amount of debt outstanding under the mortgage was $105.2 million at September 30, 2009.

Massachusetts Mutual Life Insurance Company

We are currently in discussions with Massachusetts Mutual Life Insurance Company, or Mass Mutual, to negotiate an amendment to the $246.3 million, 5.95% non-recourse mortgage loan that matures in 2011. This loan has an amortization payment of $5.0 million due November 1, 2009, and this loan is currently secured by 11 of our hotels—Renaissance Atlanta Concourse; Hilton Huntington; Courtyard by Marriott Los Angeles; Residence Inn by Marriott Manhattan Beach; Marriott Provo; Kahler Inn & Suites Rochester; Marriott Rochester; Courtyard by Marriott San Diego (Old Town); Holiday Inn Downtown, San Diego; Holiday Inn Express San Diego (Old Town); and Marriott Salt Lake City (University Park). We are seeking an amendment to the repayment terms of this loan because we believe that the current aggregate value of the hotels securing this loan is less than the outstanding principal amount of this loan. Although we anticipate reaching an agreement regarding this loan, we cannot provide any assurances that we will be able to reach such an agreement. If we were to elect to default on the payment or other terms of this loan, such default may result in our election to surrender the hotels to the lender or cooperate with the lender’s appointment of a receiver in connection with such default. The 11 hotels securing this loan had a net book value including goodwill of $258.8 million at September 30, 2009.

Risk Factors

See the information under the heading “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 12, 2009, which information has been incorporated by reference into this prospectus supplement, the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included in this prospectus supplement and the attached prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The Offering

Common stock offered by us	14,000,000 shares

Total shares of common stock outstanding immediately after this offering(1)	89,162,156 shares

Use of proceeds	The estimated net proceeds of approximately $104.2 million from this offering (or approximately $119.9 million if the underwriters’ over-allotment option is exercised in full) will be contributed to the Operating Partnership in exchange for additional membership units of the Operating Partnership. The Operating Partnership will subsequently use the net proceeds from this offering for working capital and general corporate purposes, including acquisitions. See “Use of Proceeds.”

Distribution policy	To maintain our qualification as a REIT, we intend to make quarterly distributions to our stockholders of at least 90% of our REIT taxable income (which excludes net capital gains and does not necessarily equal net income as calculated in accordance with generally accepted accounting principles).

New York Stock Exchange symbol	SHO

(1)	This number is based on 75,162,156 shares of our common stock outstanding at October 14, 2009, and does not include:

•

1,525,081 additional shares of our common stock available for future issuance under our 2004 long-term incentive plan, and 260,774 shares issuable in respect of unvested restricted stock units or stock options outstanding as of such date;

•	4,497,953 shares of common stock issuable upon conversion of our outstanding shares of series C cumulative convertible redeemable preferred stock; and

•	any exercise of the underwriters’ over-allotment option.

RISK FACTORS

See the information under the heading “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 12, 2009, which information has been incorporated by reference into this prospectus supplement, and other information included in this prospectus supplement and the attached prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock. In addition to the risk factors incorporated by reference herein, please see the additional risk factors referenced below:

Certain of our long-lived assets and goodwill have in the past become impaired and may become impaired in the future.

We periodically review each of our hotels and any related goodwill for possible impairment. We determined that an intra-year impairment analysis should be performed for the quarter ended September 30, 2009. Based on the preliminary results of this analysis, we expect to write-off approximately $2.2 million of goodwill associated with our Marriott Rochester. These preliminary estimates are subject to customary adjustments that may arise during the financial statement closing process, which could result in changes to the analysis. Our other hotels and related goodwill may become impaired, or our hotels and related goodwill which have previously become impaired may become further impaired, in the future, which may adversely affect our financial condition and results of operations.

We have voluntarily defaulted on mortgages securing some of our hotels and we may elect to default on additional mortgages in the future, which could reduce the number of hotels we own and our revenues and affect our ability to raise equity or debt financing.

We have elected to cease the subsidization of debt service shortfalls under certain of our mortgages and we are or may become in default on an aggregate of $54.9 million of non-recourse mortgage debt associated with the Marriott Ontario Airport and the Renaissance Westchester. In addition, we defaulted on $65.0 million of non-recourse mortgage debt associated with the W San Diego, and effective as of September 30, 2009 we have transferred possession and control of this hotel to a court-appointed receiver. Furthermore, we have agreed in principle to the terms of a draft amendment to the $105.2 million non-recourse loan secured by the Renaissance Baltimore, and we have engaged in negotiations with Mass Mutual in an effort to amend the $246.3 million non-recourse loan that is secured by 11 of our hotels.

We are prepared to consensually transfer the Marriott Ontario Airport to the lender in full satisfaction of the applicable debt. If we are unsuccessful in obtaining satisfactory amendments to any of the Renaissance Westchester, Renaissance Baltimore or Mass Mutual loans, we may elect to transfer the hotels securing the applicable loans to their respective lenders in full satisfaction of the debt. Any such transfers would reduce our assets and debt and could have an adverse effect on our ability to raise equity or debt capital in the future, as well as increase the cost of such capital.

In addition to the foregoing loans, we may face issues with other loans in the future, some of which may be beyond our control, including our ability to service payment obligations from the cash flow of the applicable hotel, or the inability to refinance existing debt at the applicable maturity date. In such event, we may elect to default on the applicable loan and, as a result, the lenders would have the right to exercise various remedies under the loan documents, which would include foreclosure on the applicable hotels. Any such defaults, whether voluntary or involuntary, could have an adverse effect on our business, results of operations or financial condition.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $104.2 million, after deducting underwriting discounts and commissions and estimated offering expenses (or approximately $119.9 million if the underwriters’ over-allotment option is exercised in full, after deducting underwriting discounts and commissions and estimated offering expenses), in each case at an assumed public offering price of $7.78 per share which is the last reported sales price per share on October 14, 2009. We will contribute the net proceeds that we receive from this offering to the Operating Partnership in exchange for additional membership units in the Operating Partnership. The Operating Partnership will subsequently use the net proceeds from this offering for working capital and other general corporate purposes, including acquisitions.

A $1.00 increase (decrease) in the assumed public offering price of $7.78 per share, the closing price of our common stock on the New York Stock Exchange on October 14, 2009, would increase (decrease) the net proceeds to us from this offering by approximately $14.0 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of one million shares in the number of shares offered by us would increase (decrease) the expected net proceeds from this offering by approximately $7.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming a public offering price of $7.78 per share.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those expressed or implied by these forward-looking statements. In evaluating these statements, you should specifically consider the risks outlined in detail under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2009, and under the heading “Risk Factors” on page S-7 of this prospectus supplement, including, but not limited to, the following factors:

•	general economic and business conditions affecting the lodging and travel industry, both nationally and locally, including a prolonged U.S. recession;

•	our need to operate as a REIT and comply with other applicable laws and regulations;

•	rising operating expenses;

•	relationships with and requirements of franchisors and hotel brands;

•	relationships with and the performance of the managers of our hotels;

•	the ground or air leases for eight of our hotels;

•	performance of hotels after they are acquired;

•	competition for the acquisition of hotels;

•	competition in the operation of our hotels;

•	our ability to complete acquisitions and dispositions;

•	the need for renovations and other capital expenditures for our hotels;

•	the impact of renovations on hotel operations and delays in renovations or other developments;

•	changes in business strategy or acquisition or disposition plans;

•	our level of outstanding debt, including secured, unsecured, fixed and variable rate debt;

•	financial and other covenants in our debt and preferred stock;

•	future impairments to our hotels and goodwill;

•

potential adverse consequences related to past and future voluntary defaults on our mortgage loans, including increased difficulty of raising equity or debt capital or the increased cost of such capital;

•	volatility in the credit or equity markets and the effect on lodging demand or our ability to obtain financing on favorable terms or at all;

•	other events beyond our control; and

•	our ability to negotiate modifications to the Mass Mutual loan and the loans secured by the Marriott Ontario Airport, the Renaissance Westchester or the Renaissance Baltimore.

These factors may cause our actual events to differ materially from the expectations expressed or implied by any forward-looking statement. We do not undertake to update any forward-looking statement.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of our common stock. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This discussion supersedes, in its entirety, the discussion in the accompanying prospectus under the heading “U.S. Federal Income Tax Considerations.” This summary is based on current law, is for general information only and is not tax advice.

The information in this summary is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this summary. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this summary. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT or concerning the treatment of the common stock offered by this prospectus supplement, and the statements in this summary are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

This summary assumes that our common stock is held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on your particular situation. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our common stock in light of their personal investment or tax circumstances, or to holders who receive special treatment under the United States federal income tax laws except to the extent discussed specifically herein. Holders of our common stock receiving special treatment include, without limitation:

•	banks, insurance companies or other financial institutions;

•	brokers or dealers in securities or commodities;

•	traders in securities;

•	expatriates and certain former citizens or long-term residents of the United States;

•	tax-exempt organizations;

•	persons who are subject to the alternative minimum tax;

•	persons who hold our common stock as a position in a “straddle” or as part of a “hedging,” “conversion” or other risk reduction transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code;

•	United States persons that have a functional currency other than the United States dollar;

•	except to the extent specifically discussed below, non-U.S. holders (as defined below); or

•	persons that are S corporations, REITs, regulated investment companies, partnerships or other pass-through entities.

In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of our common stock or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our common stock, including the United States federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for United States federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of the Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus supplement and our election to be taxed as a REIT.

Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus supplement and the accompanying prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

If we have: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable year ended on December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation (as we expect occurred as a result of certain merger transactions entered into in connection with our initial public offering in October 2004), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation refrains from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.

•	Certain of our subsidiaries are taxable REIT subsidiaries, the earnings of which will be subject to United States federal corporate income tax.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in the accompanying prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See “—Failure to Qualify.” If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies

In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this summary, including the income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and most of the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries

We may, from time to time, own interests in subsidiary corporations that are treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). A qualified REIT subsidiary is disregarded for purposes of the REIT asset tests, as described below in “—Asset Tests.”

Ownership of Interests in Subsidiary REITs

We own an indirect interest in Pension Holding Corporation (“Times Square Hotel REIT”) which has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its initial taxable year ended December 31, 2007. Provided that Times Square Hotel REIT qualifies as a REIT, our interest in Times Square Hotel REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from Times Square Hotel REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, Times Square Hotel REIT must independently satisfy the various REIT qualification requirements described in this summary. If Times Square Hotel REIT were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to United States federal income tax. In addition, a failure of Times Square Hotel REIT to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

Ownership of Interests in Taxable REIT Subsidiaries

A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•

First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) some types of temporary investments; and

•

Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We do not, and an actual or constructive owner of 10% or more of our capital stock, does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if the property to which the rents relate is a qualified lodging facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met, as described below. Our taxable REIT subsidiaries will be subject to United States federal income tax on their income from the operation of these properties.

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

Most or all of our rental income is derived from leases of hotels to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that the each lease is a true lease for federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the Internal Revenue Service will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.

Also, as described above, our taxable REIT subsidiaries may not operate or manage a lodging facility or provide rights to any brand name under which any lodging facility is operated. However, rents we receive from a lease of a hotel to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:

•

First, the hotel must be a “qualified lodging facility.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Accordingly, we will not be permitted to have gambling or wagering activity on the premises of any of our hotels or to earn income from gambling or wagering activities; and

•

Second, the hotel manager must be an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified lodging facilities for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest in the contractor.

We believe each hotel that we lease to our taxable REIT subsidiaries is a qualified lodging facility, and each hotel manager engaged by our taxable REIT subsidiaries to manage each hotel is an eligible independent contractor. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our hotels will qualify as “rents from real property.”

Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our hotel investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our hotels. Similarly, while our tenants may benefit from the services we will provide related to monitoring and, when appropriate, advising the eligible independent contractors regarding the management of the hotel for the purpose of maximizing the value of our investments, we do not believe that these activities will cause gross income attributable to the leases with our taxable REIT subsidiaries to fail to be treated as “rents from real property.”

We generally do not intend, and as the managing member of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning its properties. We have made, and may in the future make, occasional sales of the properties consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Like-Kind Exchanges

We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us (including rent under our hotel leases) that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the difference between the rent, fees or interest actually paid and the amount of rent, fees or interest that would have been paid in an arm’s-length transaction.

Asset Tests

At the close of each calendar quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class and except for certain investments in other REITs, any qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, not more than 25% (20% for our taxable years ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Our operating partnership owns 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries did not exceed 20% of the aggregate value of our gross assets in any taxable year ending on or before December 31, 2008, and we believe that since that time, the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

In addition, we currently own and in the future may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the Internal Revenue Service as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership or other subsidiaries treated as partnerships or disregarded entities for United States federal income tax purposes) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to our operating partnership. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in our operating partnership), we can cure this failure by disposing of sufficient nonqualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify” below.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our non-cash income over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation (such as certain corporations acquired in connection with our initial public offering), within the ten-year period following our acquisition of such asset, we generally would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.

In addition, our dividend distributions must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the operating agreement of our operating partnership authorizes us, as the managing member of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its members an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements. Recent guidance issued by the Internal Revenue Service sets forth a safe harbor pursuant to which certain part-stock and part-cash dividends distributed by REITs for calendar years 2008 and 2009 will satisfy the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our common stock.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General

All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future.

Our ownership interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities. For example, an entity that would otherwise be classified as a partnership for United States federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any partnership or limited liability company in which we own a direct or indirect interest will be treated as a publicly traded partnership which is taxable as a corporation. However, if such an entity were taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of the Company—Asset Tests” and “—Taxation of the Company—Income

Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Allocations of Income, Gain, Loss and Deduction

The operating partnership agreement generally provides that items of operating income will be allocated to us to the extent of the accrued preferred return on our preferred units and then to the holders of common units in proportion to the number of common units held by each such unitholder. Items of operating loss will generally be allocated first to the holders of common units in proportion to the number of common units held, and then to us with respect to our preferred units. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for United States federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in the operating agreements of the operating partnership and each of the other entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

In addition, the operating partnership has made an election under Section 754 of the Internal Revenue Code. Accordingly, our proportionate share of the basis of the assets held by the operating partnership were “stepped up” to fair market value to the extent of the portion of our interest in the operating partnership that was purchased from Sunstone Hotel Investors, L.L.C., Sunstone/WB Hotel Investors IV, LLC, Sunstone/WB Manhattan Beach, LLC and WB Hotel Investors, LLC (as opposed to the portion that was acquired directly from the Operating partnership in connection with the initial public offering of our common stock in 2004). Our remaining share of the operating partnership’s basis in its assets, however, was not adjusted in connection with the initial public offering and was generally less than the fair market value of the hotels as of the date of the initial public offering. As a result, (a) our depreciation deductions with respect to our hotels will be less than the depreciation deductions that would have been available to us had our tax basis been equal to the fair market value of the hotels as of the date of the initial public offering and (b) we could be allocated taxable gain upon a sale of these hotels in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Holders of Our Common Stock

The following summary describes certain of the United States federal income tax consequences of owning and disposing of our common stock.

Taxable U.S. Stockholders Generally

If you are a “U.S. holder,” as defined below, this section or the section entitled “Tax-Exempt Stockholders” applies to you. Otherwise, the section entitled “Non-U.S. Stockholders,” applies to you.

Definition of U.S. Holder

A “U.S. holder” is a beneficial holder of our common stock who is:

•	an individual citizen or resident of the United States;

•

a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A “non-U.S. holder” is a beneficial holder of shares of our common stock who is not a U.S. holder.

Distributions Generally

Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our common stock and partially paid in cash that comply with recent Internal Revenue Service guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See “Taxation of the Company—Annual Distribution Requirements” above.

Capital Gain Dividends

Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at a 15% or 25%

rate. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. holder of our common stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of common stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock

If a U.S. holder sells or disposes of shares of our common stock, it generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of common stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the generally applicable capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Backup Withholding

We report to our U.S. holders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Non-U.S. Stockholders.”

Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of shares of our stock generally should not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not

“predominantly held” by “qualified trusts.” We do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our common stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally

Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business (through a United States permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our stock, but rather will reduce the non-U.S. holder’s adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder’s adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury Regulations) of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability, provided that the non-U.S. holder furnishes required information to the Internal Revenue Service on a timely basis.

Sale of Our Common Stock

Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA. Our common stock will not constitute a United States real property interest so long as we are a domestically-controlled qualified investment entity. A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our common stock is publicly traded, no assurance can be given that we will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our common stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)	our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)	such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to United States taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our common stock is not then traded on an established securities market, the purchaser of the stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our common stock exceed the holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Backup Withholding Tax and Information Reporting

Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Other Tax Consequences

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and holders of our common stock may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the United States federal income tax consequences discussed above. In addition, a holder’s state and local tax treatment may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

UNDERWRITING

We and the underwriters named below have entered into a purchase agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Total	14,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 2,100,000 shares from us to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 2,100,000 additional shares.

Paid by Us

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the initial public offering price. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our portion of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $350,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the several underwriters may be required to make because of any of those liabilities.

For a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any additional shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of all of the representatives. The foregoing sentence shall not apply to the shares sold in this offering.

Our officers and certain of our directors have agreed that they will not offer, sell, contract to sell, pledge (subject to certain limited exceptions approved by both of the representatives) or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap or other arrangement, without, in each case, the prior written consent of both of the representatives for a period of 60 days after the date of this prospectus supplement or to registration statements required to be filed pursuant to the registration rights agreement we entered into with respect to the Senior Notes.

Arthur L. Buser, Jr., our President and Chief Executive Officer, is purchasing 15,000 shares of our common stock pursuant to the terms and conditions of this offering.

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Each of the representatives has from time to time performed, and may in the future perform, various financial advisory and investment banking services for us for which it has received or will receive customary fees and expenses. In addition, Wells Fargo Securities, LLC serves as joint lead arranger and joint book-running manager, and an affiliate of Wells Fargo Securities, LLC is the syndication agent under an $85 million revolving credit facility to which we are a party, and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and others are lenders under our credit facility and other debt obligations. To the extent any portion of the net proceeds from this offering are used to repay amounts drawn on the credit facility, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and others will be receiving a portion of the net proceeds from this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of shares described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This prospectus supplement as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement (the “Shares”) do not constitute an issuer prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The Shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time.

This prospectus supplement as well as any other material relating to the Shares is personal and confidential and do not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with this offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in Dubai International Financial Center

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai

Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of this offering contemplated by this prospectus supplement (the “Shares”) may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other matters relating to Maryland law will be passed on by Venable LLP of Baltimore, Maryland. Latham & Watkins LLP, Los Angeles, California, is our counsel and will pass upon certain legal matters described under “Supplemental Material United States Income Tax Considerations” in the prospectus supplement. O’Melveny & Myers LLP, San Francisco, California, is counsel to the underwriters.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 12, 2009 (including the schedule appearing therein) and the effectiveness of our internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

$500,000,000

SUNSTONE HOTEL INVESTORS, INC.

Common Stock

Preferred Stock

Depositary Shares

Sunstone Hotel Investors, Inc., or the Company, from time to time may offer to sell common stock and preferred stock, either separately or represented by depositary shares for an aggregate initial offering price of up to $500,000,000. The preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. The common stock of the Company is listed on the New York Stock Exchange, or NYSE, and trades under the ticker symbol “SHO.”

The Company may offer and sell any combination of these securities, in one or more offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to certain of these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 20, 2008.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 21, 2008, as amended by our Form 10-K/A filed with the SEC on February 25, 2008;

(2)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the SEC on May 8, 2008, August 5, 2008 and November 5, 2008, respectively;

(3)	Current Reports on Form 8-K filed with the SEC on January 11, 2008, February 12, 2008, March 7, 2008, April 3, 2008, April 11, 2008, May 13, 2008, June 23, 2008 and November 3, 2008;

(4)	The description of the common stock included in our registration statement on Form 8-A, filed with the SEC on October 7, 2004, together with any amendment or report filed with the SEC for the purpose of updating such description;

(5)	The description of our Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed with the SEC on March 11, 2005; and

(6)	All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

Sunstone Hotel Investors, Inc.

Attn: Secretary

903 Calle Amanecer, Suite 100

San Clemente, California 92673

Telephone: (949) 369-4000

DESCRIPTION OF SECURITIES WE MAY OFFER

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the provisions of securities we may offer, from time to time, and describes certain provisions of our charter and bylaws. For information on how to obtain copies of our charter and bylaws, see “Available Information.”

COMMON STOCK

Our charter provides that we are authorized to issue 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

The following summary description of our common stock is based on the provisions of our charter, bylaws and the applicable provisions of the MGCL. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our charter, bylaws and the MGCL.

As of October 31, 2008, there were 48,496,903 shares of our common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol “SHO.”

Distributions. Subject to provisions of law and the preferential rights of any other class or series of stock and the restrictions on transfer of stock as provided in our charter, the holders of our common stock are entitled to receive distributions when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. We will pay those distributions either in cash or otherwise in the amounts and on the date or dates designated by our board of directors.

Liquidation Preference. Upon the occurrence of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, and subject to the liquidation preferences of any outstanding class or series of stock, the holders of our common stock are entitled to receive their proportionate share of all assets available for distribution.

Voting Rights. Subject to the restrictions on transfer of stock in our charter and the separate voting rights of any other class or series of stock, holders of our common stock are entitled to one vote for each share of our common stock held on every matter submitted to a vote of stockholders. Except as otherwise required by the terms of any outstanding class or series of stock, the holders of our common stock have sole voting power. Holders of our common stock do not have cumulative voting rights in the election of directors, which means that the holders entitled to cast a majority of the votes entitled to be cast in the election of directors may elect all of the directors and the holders of the remaining shares of our common stock are not able to elect any directors.

No Other Rights. Holders of shares of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights and have no preemptive rights to subscribe for any of our securities.

Transfer Agent. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Restrictions on Ownership and Transfer. To qualify as a real estate investment trust, or REIT, our charter contains certain restrictions as to ownership and transfer of our stock. For a summary of these restrictions, see “Description of Our Capital Stock—Restrictions on Ownership and Transfer” below.

PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our charter, bylaws and the applicable provisions of the MGCL. The specific terms of any series of preferred stock will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our charter, including the articles supplementary relating to that series, and our bylaws. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock. Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends or other distributions;

•	the redemption price, if any, and the qualifications and terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences, voting powers, restrictions and limitations relating to the series.

The board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

For a description of our issued and outstanding preferred stock, see “Description of Our Capital Stock—Preferred Stock.”

Specific Terms of a Series of Preferred Stock. The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption, voting, conversion and other rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. The applicable prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designation and par value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank. Unless otherwise stated in the applicable prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in a prospectus supplement, as long as our charter so permits.

Dividends. Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent described in the applicable prospectus supplement when, as and if authorized by our board of directors as declared by us, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility. Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption. The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement; or

•	as otherwise stated in the articles supplementary relating to the series of preferred stock.

No Other Rights. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the applicable prospectus supplement;

•	as provided in our charter (including any articles supplementary); and

•	as otherwise required by law.

Transfer Agent. The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

Restrictions on Ownership and Transfer. To qualify as a REIT, our charter contains certain restrictions as to ownership and transfer of our stock. For a summary of these restrictions, see “Description of Our Capital Stock—Restrictions on Ownership and Transfer” below.

DEPOSITARY SHARES

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Fractional Shares of Preferred Stock. We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share of preferred stock as described in the applicable prospectus supplement.

Deposit Agreement. The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary holder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary holders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary holders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary holders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary holders.

Withdrawal of Stock. Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary holders will be entitled to receive whole shares of the related series of preferred stock on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related series of preferred stock to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation. The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting. Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary holders relating to those series of preferred stock. Each depositary holder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary holders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement. We and the depositary will be permitted to amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, except as set forth in the applicable prospectus supplement, any amendment that significantly affects the rights of the depositary holders will not be effective unless a majority of the outstanding depositary holders approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary holders.

Charges of Depositary. We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary holders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous. Each depositary will forward to the relevant depositary holders all our reports and communications that we are required to furnish to preferred stockholders of any series.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of the Company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity.

Title. The Company, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Legal Ownership and Book-Entry Issuance.”

Resignation and Removal of Depositary. A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be a bank or trust company having its principal office in the United States; and

•	have a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

COMMON STOCK

For a description of our common stock, see “Description of Securities We May Offer—Common Stock.”

PREFERRED STOCK

8.0% Series A Cumulative Redeemable Preferred Stock

As of October 31, 2008, there were 7,050,000 shares of our 8.0% Series A Cumulative Redeemable Preferred Stock, which we refer to as series A preferred, issued and outstanding and 13,000,000 shares authorized.

Rank. The series A preferred ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, senior to all classes or series of our common stock and on parity with our Series C Cumulative Convertible Redeemable Preferred Stock, which we refer to as series C preferred.

Dividends. Subject to the preferential rights of any security senior to the series A preferred as to dividends, the holders of series A preferred are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.0% per annum of the $25.00 liquidation preference per share of the series A preferred (equivalent to an annual rate of $2.00 per share of the series A preferred). Accrued but unpaid dividends on the series A preferred will accumulate as of the dividend payment date on which they first became payable. Dividends on the series A preferred will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on the series A preferred for all past dividend periods and the then current dividend period shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set aside for payment, we will not:

•

declare or pay or set aside for payment of dividends, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or series C preferred, or any other class or series of stock ranking as to dividends on parity with or junior to the series A preferred for any period; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or series C preferred, or any other class or series of stock ranking, with respect to dividends and upon liquidation, on parity with or junior to our series A preferred.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to the series A preferred;

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the series A preferred; and

•

our purchase of shares of series A preferred, preferred stock ranking on parity with the series A preferred as to payment of dividends or capital stock or equity securities ranking junior to the series A preferred pursuant to our charter to the extent necessary to preserve our status as a REIT.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to holders of our common stock or any other class or series of our stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, junior to the series A preferred, the holders of shares of series A preferred are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series A preferred, plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of series A preferred will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Optional Redemption. Shares of series A preferred are generally not redeemable prior to March 17, 2010. We are entitled, however, pursuant to the articles supplementary classifying the series A preferred, to purchase shares of the series A preferred in order to preserve our status as a REIT for U.S. Federal or state income tax purposes at any time. On and after March 17, 2010, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the series A preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to and including the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Unless full cumulative dividends on all outstanding shares of series A preferred shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sufficient sum set aside for payment of all past dividend periods and the then-current dividend period, no shares of series A preferred shall be redeemed unless all outstanding shares of series A preferred are simultaneously redeemed. All shares of the series A preferred that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

No Maturity, Sinking Fund or Mandatory Redemption. The series A preferred has no maturity date and we are not required to redeem the series A preferred at any time. Accordingly, the series A preferred will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. The series A preferred is not subject to any sinking fund.

Limited Voting Rights. Holders of the series A preferred generally do not have any voting rights, except as set forth below.

If dividends on the series A preferred are in arrears for six or more quarterly periods, whether or not consecutive, holders of the series A preferred (voting together as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (which we refer to as a preferred stock director), until all unpaid dividends and the dividend for the then current period with respect to the series A preferred and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In such a case, the number of directors serving on the board of directors will be increased by two members. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until our next annual meeting and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates, whichever occurs earlier.

If and when all accumulated dividends and the dividend for the current dividend period on the series A preferred and for all classes and series of preferred stock ranking on parity with series A preferred and upon which similar voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the series A preferred shall be divested of the voting rights set forth above (subject to revesting in the event of each and every preferred dividend default) and, if all dividends in arrears and the dividends for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of parity preferred stock, the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

In addition, so long as any shares of series A preferred remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of series A preferred and each other class or series of preferred stock ranking on parity with the series A preferred with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up upon which similar voting rights have been conferred, voting as a single class, given in person or by proxy, either in writing or at a meeting:

•

authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series A preferred with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or

•

amend, alter or repeal the provisions of our charter or the terms of the series A preferred, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series A preferred;

except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the series A preferred remains outstanding with the terms of the series A preferred materially unchanged or the holders of shares of series A preferred receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of series A preferred, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Furthermore, if the holders of the series A preferred receive the greater of the full trading price of the series A preferred on the date of an event described in the second bullet point immediately above or the liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Series C Cumulative Convertible Redeemable Preferred Stock

As of October 31, 2008, there were 4,102,564 shares of our series C preferred authorized, issued and outstanding.

Rank. The series C preferred ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, senior to all classes or series of our common stock and any class or series of stock junior to the series C preferred. The series C preferred rank on parity with our series A preferred.

Dividends. Subject to the preferential rights of any security senior to the series C preferred as to dividends, the holders of series C preferred are entitled to receive, when and as authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cash dividends at the rate of $0.393 per share of series C preferred per quarter. Holders of series C preferred are also entitled to a participating dividend per share equal to the amount by which the dividends on our common stock exceed $0.339 per share of common stock into which each share of series C preferred is then convertible (currently, each share of series C preferred is convertible into one share of our common stock) per quarter. Holders of series C preferred are also entitled to a special dividend equal to any special or extraordinary dividend payable to holders of our common stock, per share of common stock into which each share of series C preferred is then convertible (currently, each share of series C preferred is convertible into one share of our common stock). For any period during which dividends on the series C preferred have been in arrears for four or more quarters or for which a financial ratio violation exists for any such period as set out in the articles supplementary establishing the series C preferred, holders of our series C preferred will be entitled to a default dividend per share equal to 0.5% per quarter of the liquidation preference, per share of series C preferred.

Accrued but unpaid dividends on the series C preferred accumulate as of the dividend payment date on which they first became payable. Dividends on the series C preferred accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends;

•	those dividends are authorized or declared; or

•	any agreement prohibits the payment of those dividends.

As long as any series C preferred is outstanding, we are prohibited from declaring, paying or setting apart for payment dividends on any class or series of securities that ranks on parity with the series C preferred unless full cumulative dividends on the series C preferred have been or are contemporaneously declared and paid or declared and a sum sufficient for payment set apart. If we have insufficient funds to do so, then any dividends declared must be allocated ratably in proportion to the respective amounts of accumulated and unpaid dividends on the series C preferred and such other securities.

As long as any series C preferred is outstanding, we are prohibited from declaring, paying or setting apart for payment dividends on any class or series of securities that ranks junior to the series C preferred or from redeeming any securities junior to the series C preferred unless (i) the full cumulative dividends on all outstanding series C preferred have been contemporaneously declared and paid and (ii) we are not in violation of our financial covenants.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made or set apart for the holders of our common stock or any other junior securities, the holders of shares of series C preferred are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $24.375 per share of series C preferred, plus an amount equal to any accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of series C preferred will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the voluntary sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Optional Redemption by Us. Shares of series C preferred are generally not redeemable prior to the fifth anniversary of the date those shares were issued, or July 8, 2010. On and after the fifth anniversary of the date on which the series C preferred is issued, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem the series C preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $24.375 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) up to and including the date fixed for redemption, without interest, out of our funds that are legally available for that purpose. Unless full cumulative dividends on all outstanding shares of series C preferred shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set aside for payment of all past dividends periods and the then-current dividend period, no shares of series C preferred shall be redeemed unless all outstanding shares of series C preferred are simultaneously redeemed.

Redemption at the Option of the Holder. If at any time (i) we experience a specified change of control, (ii) we cease to qualify as a REIT or take certain steps towards electing not to be treated as a REIT, or (iii) our common stock ceases to be listed on the NYSE or The NASDAQ Stock Market, holders of our series C preferred will have the right, to the extent we have funds legally available therefor, to require us to redeem any or all of the series C preferred at a purchase price of $24.375 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared).

All shares of the series C preferred that we redeem or repurchase (whether at our option or at the option of the holder) will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

Conversion. Holders of the series C preferred have the right at any time to convert all or a portion of their series C preferred into shares of our common stock on a one-for-one basis. The conversion ratio will be adjusted to reflect certain events, including stock splits, short-term rights offerings, the distribution of any securities to holders of common stock and the distributions of rights or warrants to all holders of common stock. Upon any conversion of our series C preferred, we will pay in cash to the holder of such series C preferred any accumulated, accrued and unpaid dividends (whether or not earned or declared) with respect to any full dividend payment periods and a prorated dividend (whether or not earned or declared) for the period in which the conversion occurred.

No Maturity or Sinking Fund. The series C preferred has no maturity date. Accordingly, the series C preferred will remain outstanding indefinitely, unless redeemed or converted as described above. The series C preferred is not subject to any sinking fund.

Voting Rights. Holders of the series C preferred generally are entitled to vote on an as-converted basis, voting as a single class together with the holders of our common stock, on all matters to be voted upon by our stockholders.

If we violate the financial covenants set out in the articles supplementary establishing the series C preferred for four consecutive quarters, then the holders of our series C preferred, voting separately as a class, are entitled to elect one member of our board of directors at a special meeting or at our next annual meeting and each subsequent annual meeting of stockholders until the financial covenant violation has been cured for one quarter.

If dividends on the series C preferred are in arrears for two or more quarterly periods, holders of the series C preferred, voting separately as a class, are entitled to elect two members of our board of directors at a special meeting or at our next annual meeting and each subsequent annual meeting of stockholders until all unpaid dividends and the dividend for the then current period with respect to the series C preferred have been paid or declared and a sum sufficient for the payment thereof set aside for payment. Holders of the series C preferred are permitted to elect a maximum of two directors pursuant to the rights described in this paragraph and the preceding paragraph.

If and when all accumulated dividends and the dividend for the current dividend period on the series C preferred have been paid in full for one quarter or we have cured the financial covenant violation for one quarter, the holders of the series C preferred will be divested of the voting rights set forth above and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

In addition, so long as any shares of series C preferred remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least 67% of the outstanding shares of series C preferred (or, in the case of the third bullet below, at least a majority of the outstanding shares of series C preferred), voting as a single class, given in person or by proxy, either in writing or at a meeting:

•

issue (i) any stock or other equity security ranking senior to such series C preferred with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or (ii) any stock or other equity security which is redeemable at the option of the holder on terms more favorable than those of the series C preferred;

•

amend, alter or repeal any provisions of our charter or the terms of the series C preferred in any way that materially adversely affects the voting powers, rights, preferences or other terms or privileges of the series C preferred; or

•

merge or consolidate with another entity in which we are not the surviving entity and each holder of series C preferred does not receive shares of the surviving corporation with substantially similar rights, preferences, powers and other terms in the surviving corporation as the series C preferred have with respect to us (except for changes that do not materially and adversely affect the holders of the series C preferred).

RESTRICTIONS ON OWNERSHIP AND TRANSFER

To qualify as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, or the Code, we must meet certain requirements concerning the ownership of our outstanding shares of equity stock. Specifically, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). This ownership restriction is commonly referred to as the “5/50 Test.” Additionally, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Accordingly, we have various restrictions on the ownership of shares of our capital stock to ensure that these tests are met.

To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to a concentrated ownership of capital stock, our charter, subject to certain exceptions, provides that no single person may “beneficially own” or “constructively own” more than 9.8% (in number or value whichever is more restrictive) of the aggregate outstanding shares of common stock or more than 9.8% value of the aggregate outstanding shares of our capital stock. Our charter further prohibits any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT and from transferring shares of our stock if the transfer would cause shares of our stock to be beneficially owned by fewer than 100 persons. Our board of directors may waive or modify the ownership limits with respect to one or more persons if it is satisfied that ownership in excess of these restrictions would not result in our being “closely held” within the meaning of Section 856(h) of the Code or jeopardize our status as a REIT for U.S. Federal income tax purposes. Among other things, the board of directors may require that such person provide a ruling from the IRS or an opinion of counsel to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Stock owned, deemed to be owned or transferred to a stockholder in excess of the 9.8% ownership limits, or result in our being “closely held” under Section 856a(h) of the Code or otherwise fail to qualify as a REIT, will be automatically transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization.

Each share of stock transferred to the trust will be entitled to the same dividends and distributions (as to both timing and amount) as may be authorized by our board of directors on other shares of the same class or series. The trustee, as record holder of the shares of stock, will be entitled to receive all dividends and distributions and will hold all such dividends or distributions in trust for the benefit of the beneficiary. The “prohibited owner,” with respect to such shares of stock, will be required to repay to the trust the amount of any dividends or distributions received by it that are attributable to any such shares the record date of which was on or after the date that such shares were transferred to the trust. We will take all measures that we determine reasonably necessary to recover the amount of any such dividend or distribution paid to a prohibited owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares beneficially or constructively owned by such person who, but for these provisions, would own the shares of stock that were transferred to the trust, and, as soon as reasonably practicable following our receipt or withholding thereof, shall pay over to the trust for the benefit of the beneficiary the dividends so received or withheld, as the case may be.

In addition to the foregoing transfer restrictions, and as more fully explained in our charter, shares of stock transferred to the trust will be deemed to have been offered for sale to the company or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that caused such shares to be transferred to the trust, and (2) the market price on the date we, or our designee, accepts such offer.

If we issue depositary shares at a future time, those depositary shares will be subject to the same ownership limitations and transfer restrictions with respect to the underlying preferred stock, and will also count toward the overall ownership limitations to the extent of the underlying preferred stock.

The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest for us to continue to qualify as a REIT. Furthermore, our board of directors may, in its sole discretion, waive or modify the ownership limits with respect to one or more persons if they are satisfied that ownership in excess of this limit will not jeopardize our qualification as a REIT, and the board of directors otherwise decides that such action is in our stockholders’ best interest.

Our stockholders are required to disclose to us in writing any information with respect to their ownership of our capital stock that we may request to determine our status as a REIT and to ensure compliance with the ownership limits.

The ownership limits may have the effect of delaying, deferring or preventing a change of control of us.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of the provisions of Maryland law applicable to us and of our charter and bylaws. For more detail, we refer you to Maryland law, including the MGCL, our charter and our bylaws.

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provisions of our bylaws and make new bylaws, except with respect to amendments to the provisions of our bylaws regarding our opt out of the Maryland business combination and control share acquisition statutes.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Power to Authorize and Issue Additional Shares of Common Stock and Preferred Stock

Our board of directors, with the approval of a majority of the entire board of directors and without stockholder approval, has the authority to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Our board of directors can cause us to issue additional shares without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year at a date and time during the month of May as determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, our Chairman, our Chief Executive Officer or our President and must be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at a meeting. The date, time and place of any special meetings will be set by our board of directors or our Chairman, Chief Executive Officer or President, whoever has called the meeting. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving of notice by the stockholder as required by the bylaws and at the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (x) pursuant to our notice of the meeting, (y) by or at the direction of our board of directors or (z) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving notice by the stockholder as required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Board of Directors

Our board of directors currently consists of six directors. Under our bylaws, the number of directors may be established by our board of directors from time to time but may not be fewer than the minimum number required by the MGCL (which currently is one) or more than fifteen. Under our charter and bylaws, we have elected to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors even if the remaining directors do not constitute a quorum.

Our directors each serve until the next annual meeting and until their successors are elected and qualify and thus are subject to election annually. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders entitled to cast a majority of the votes entitled to be cast in the election of directors will be able to elect all of the directors.

Any vacancy will be filled, including any vacancy created by an increase in the number of directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director appointed to fill a vacancy shall hold office until the next annual meeting and until his or her successor is duly elected and qualifies.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon an affirmative majority vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast on the matter. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders. Maryland law also permits the merger of a 90% or more owned subsidiary with or into its parent corporation without stockholder approval if (1) the charter of the successor in the merger is not amended other than to change its name, the name or other designation or the par value of any class or series of its stock or the aggregate par value of its stock and (2) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which it is exchanged.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of the business combination provisions of the MGCL by resolution of our board of directors and our bylaws contain a provision providing that we may not opt in without approval of our stockholders.

Control Share Acquisitions

With certain exceptions, the MGCL provides that “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the issue at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. We may not repeal this provision without approval of our stockholders.

Maryland Unsolicited Takeover Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter and bylaws (1) vest in our board of directors the exclusive power to fix the number of directorships and (2) require, unless called by our Chairman, Chief Executive Officer, President or board of directors, the request of holders entitled to cast not less than a majority of the votes entitled to be cast at a meeting to call a special meeting. We also have elected to be subject to the provisions of Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. We do not have a classified board of directors or require a two-thirds vote for removal of any director from our board of directors.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or series or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify (1) any present or former director or officer or (2) any individual who, while a director or officer and, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability arising from service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, against reasonable expenses incurred in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

If the resolutions of our board of directors and the applicable provisions in our bylaws exempting us from the business combination provisions and the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our charter on removal of directors and reclassifying our stock and the advance notice provisions of our bylaws and certain other provisions of our charter and bylaws and the MGCL could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, the restrictions set forth in the section above entitled “Description of Our Capital Stock—Restrictions on Ownership and Transfer” will no longer apply.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. Federal income tax consequences to stockholders of their ownership of shares of our common stock and preferred stock. The tax treatment of holders of depositary shares is not described herein and will be described in the applicable prospectus supplement. The tax treatment of stockholders will vary depending upon the stockholder’s particular situation, and this discussion addresses only stockholders that hold shares of our common stock, or preferred stock, as a capital asset and does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances. This section also does not address all aspects of taxation that may be relevant to certain types of stockholders to which special provisions of the U.S. Federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks;

•	tax-exempt organizations;

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold common stock as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction; and

•	stockholders whose functional currency is not the U.S. dollar.

Sullivan & Cromwell LLP has reviewed this summary and is of the opinion that the material U.S. Federal income tax consequences to stockholders of their ownership of shares of our common stock and preferred stock are as summarized in this discussion. In providing its opinion, Sullivan & Cromwell LLP is relying as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP by us.

This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling shares of our common stock and preferred stock including the U.S. Federal, state, local and foreign tax consequences of acquiring, owning and selling shares of our common stock and preferred stock in your particular circumstances and potential changes in applicable laws.

Taxation as a REIT

In the opinion of Sullivan & Cromwell LLP, commencing with our taxable year ending December 31, 2004, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. You should be aware, however, that opinions of counsel are not binding upon the U.S. Internal Revenue Service, or the IRS, or any court.

The qualification of the Company as a REIT will depend upon its continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Sullivan & Cromwell LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis.

The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes some material aspects of the relevant sections of the Code.

As a REIT, we generally will not have to pay U.S. Federal corporate income taxes on net income that we currently distribute to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a regular corporation. Our dividends, however, generally will not be eligible for (a) the reduced tax rates applicable to dividends received by noncorporate stockholders or (b) the corporate dividends received deduction.

Moreover, we will have to pay U.S. Federal income or excise tax as follows:

•	First, we will have to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference.

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Third, if we have (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income.

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Fourth, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a hotel (or other property) constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We and our subsidiaries intend to hold the interests in our hotels for investment with a view to long-term appreciation, to engage in the business of acquiring and owning hotels and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

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Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification as a REIT” and “—Income Tests,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% (90% for our taxable year ending December 31, 2004) of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

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Sixth, if we should fail to distribute during each calendar year at least the sum of (a) 85% of our real estate investment trust ordinary income for that year, (b) 95% of our real estate investment trust capital gain net income for that year and (c) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

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Seventh, if we acquire any asset from a C corporation in certain transactions in which we adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset in our hands, and we recognize gain on the disposition of that asset during the 10-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate. A “C corporation” means generally a corporation that has to pay full corporate-level tax. Because we acquired the assets held by certain C corporations in connection with our initial public offering, we will be subject to corporate income tax with respect to the current built-in gain in the assets previously held by such corporation if we sell any of the assets prior to October 2014.

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Eighth, if we receive non-arm’s length income from, or non-arm’s length deductions are incurred by, Sunstone Hotel TRS Lessee, Inc., or the TRS Lessee, we will be subject to a 100% tax on the amount of our non-arm’s length income.

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Ninth, if we fail to satisfy a REIT asset test, as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will generally be required to pay a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Tenth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•

that, during the last half of each taxable year, has no more than 50% in value of its outstanding stock owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities; and

•	that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year, and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We expect that we will satisfy the conditions described in the first through fifth bullet points of the preceding paragraph and believe that we will also satisfy the condition described in the sixth bullet point of the preceding paragraph. In addition, our charter provides for restrictions regarding the ownership and transfer of our common stock. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common stock are described in this prospectus under the heading “Description of Our Capital Stock—Restrictions on Ownership and Transfer.”

If a REIT is a partner in a partnership, U.S. Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets, liabilities and items of income of Sunstone Hotel Partnership, LLC, or the Operating Partnership, which is treated as a partnership for U.S. Federal income tax purposes, in or through which we conduct substantially all of our business, which partnership interests are our principal assets, will be treated as assets, liabilities and items of income of ours for purposes of applying the requirements described in this section. In addition, actions taken by the Operating Partnership can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions. (See the fourth bullet point under “—Taxation as a REIT” for a discussion of prohibited transactions.) Accordingly, for purposes of this discussion, when we discuss our actions, income or assets we intend that to include the actions, income or assets of the Operating Partnership.

Taxable REIT Subsidiaries

A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to U.S. Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of our TRSs will also be subject to tax, either (a) to us if we do not pay the dividends received to our stockholders as dividends, or (b) to our stockholders if we do pay out the dividends received to our stockholders. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “—Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. For taxable years beginning after July 30, 2008, this limit has been raised to 25%. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets; however, we cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility as more fully described below under “—Income Tests,” a TRS may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

As described below, income we receive from operating or managing hotels is not qualified income for either the 75% or 95% income tests described more fully below under “—Income Tests.” Accordingly, the entity through which we hold an interest in the hotels will lease the hotels to the TRS Lessee, and the TRS Lessee will engage independent third parties to operate the hotels.

A TRS is not permitted to directly or indirectly operate or manage a hotel but a TRS can lease a hotel provided that the TRS meets the following conditions:

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First, the hotel must be a “qualified lodging facility.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Accordingly, we will not be permitted to have gambling or wagering activity on the premises of any of our hotels or to earn income from gambling or wagering activities.

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Second, the manager must be an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified lodging facilities for any person not related to the REIT or the TRS. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of the stock of the REIT, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of the REIT owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest in the contractor. Accordingly, our TRS Lessee will not directly operate or manage the hotels. Rather, our TRS Lessee will enter into management contracts with hotel management companies which will operate and manage the hotels. To the best of our knowledge and belief, such hotel management companies are eligible independent contractors. The TRS Lessee is permitted to bear the expenses of the eligible independent contractor of operating the hotel pursuant to the management contract.

Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income requirements:

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First, we must generally derive at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” as defined in the Code, or from certain types of temporary investments. Rents from real property generally include our expenses that are paid or reimbursed by tenants.

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Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must generally be derived from real property investments as described in the preceding bullet point, dividends (including dividends from a TRS), interest, gain from the sale or disposition of stock or securities or from any combination of these types of sources.

Rents that we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales. Accordingly, the leases of our hotels to the TRS Lessee are based on the gross receipts of the TRS Lessee from the hotels.

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Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant, except that rents received from a TRS under certain circumstances qualify as rents from real property even if we own a 10% or greater interest in the subsidiary. We refer to a tenant in which we own a 10% or greater interest as a “related party tenant.” As described above, it is our business plan that most or all of our rental income will be from the leases to our TRS Lessee.

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Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives or receives no income or through a TRS. However, we may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property. In addition, as described more fully below, rent paid by a TRS to a REIT pursuant to a lease of a qualified lodging facility that is managed and operated by an eligible independent contractor can qualify as rents from real property.

The leases to the TRS Lessee provide for a base rent plus a fixed percentage of the gross revenue from operation of the hotel. Each such lease must be a true lease. If the leases to our TRS Lessee are not respected as true leases we could be disqualified as a REIT. While we intend that each lease will be respected as a true lease, the determination of whether a lease is a true lease is inherently a question of fact and circumstances and we cannot assure you that the IRS will not successfully assert that the leases to the TRS Lessee should not be respected as true leases.

Except as described above with respect to the TRS Lessee, we do not expect to derive significant rents from related party tenants. We also do not intend to derive rental income attributable to personal property.

We believe that the leases of the hotels to the TRS Lessee will conform with normal business practice, contain arm’s length terms and that the rent payable under those leases will be treated as rents from real property for purposes of the 75% and 95% gross income tests. However, we cannot assure you that the IRS will not successfully assert a contrary position or that a change in circumstances will not cause a portion of the rent payable under the leases to fail to qualify as “rents from real property.” If such failures were in sufficient amounts, we may not be able to satisfy either or both of the 75% or 95% gross income tests and could lose our REIT status. In addition, if the IRS successfully reapportions or reallocates items of income, deduction and credit among and between us and our TRS Lessee under the leases or any intercompany transaction because it determines that doing so is necessary to prevent the evasion of taxes or to clearly reflect income, we could be subject to a 100% excise tax on those amounts.

While we will monitor the activities of the eligible independent contractor to maximize the value of our hotel investments, neither we nor our TRS Lessee will directly or indirectly manage our hotels. Similarly, while our tenants may benefit from the services we will provide related to monitoring and, when appropriate, advising the eligible independent contractor regarding the management of the hotel for the purpose of maximizing the value of our investments, we do not believe that these activities will cause gross income attributable to the leases with our TRS Lessee to fail to be treated as rents from real property.

Other than as described in the preceding paragraph, we do not expect to perform any services for our tenants. If we were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by us for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by us during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by us with respect to the property will not qualify as rents from real property, even if we provide the impermissible services to some, but not all, of the tenants of the property.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by U.S. Treasury Regulations, any income we derive from a hedging transaction that is clearly identified as such as specified in the

Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. For such hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. For transactions entered into after July 30, 2008, “hedging transaction” will also include any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), including gain from the termination of such a transaction. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests.

“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT.

“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we satisfy the requirements of other provisions of the Code that allow relief from disqualification as a REIT. We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with U.S. Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

We might not be entitled to the benefit of these relief provisions, however. As discussed in the fifth bullet point under “—Taxation as a REIT,” even if these relief provisions apply, we would have to pay a tax on the excess income.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, including (a) real estate assets held by our qualified REIT subsidiaries, our allocable share of real estate assets held by partnerships in which we own an interest and stock issued by another REIT, (b) for a period of one year from the date of our receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

•	Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, not more than 20% of our total assets may constitute securities issued by one or more TRSs (for taxable years beginning after July 30, 2008, this limit has been raised to 25%) and of the investments included in the 25% asset class, the value of any one issuer’s securities, other than securities issued by another REIT or by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or total value of any one issuer’s outstanding securities, except in the case of a TRS as described above or certain “straight debt” instruments. For our taxable year beginning January 1, 2005, certain types of securities are disregarded as securities solely for purposes of determining whether we meet the 10% value test described above, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. Also, solely for the purposes of the 10% value test described above, the determination of our interest in the assets of any partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. As a consequence, if the IRS successfully challenges the partnership status of any of the partnerships in which we maintain an interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation we could lose our REIT status.

Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (a) does not exceed the lesser of (i) 1% of the total value of our assets at the end of the applicable quarter and (ii) $10,000,000, and (b) (i) we dispose of the nonqualifying assets within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or such other time period and in the manner prescribed by U.S. Treasury Regulations, or (ii) we otherwise satisfy these asset tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (a) (i) the disposition of the nonqualifying assets to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or such other time period and in the manner prescribed by U.S. Treasury Regulations, or (ii) we otherwise satisfy these asset tests within six months after the last day of the quarter in which we the failure to satisfy the asset tests is discovered, (b) paying a tax equal to the greater of (i) $50,000 and (ii) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (c) disclosing certain information to the IRS.

Annual Distribution Requirement

We are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (a) the sum of (i) 90% of our “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (ii) 90% of the net after-tax income, if any, from foreclosure property minus (b) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year and (c) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We intend to satisfy the annual distribution requirements.

From time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when we actually receive income and when we actually pay deductible expenses and (b) when we include the income and deduct the expenses in arriving at our taxable income. If timing differences of this kind occur, to meet the 90% distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will have to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions to stockholders in any year in which we fail to qualify, nor will we be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to the stockholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Tax Basis of Assets

The Operating Partnership has made an election under Section 754 of the Code. Accordingly, our proportionate share of the basis of the assets held by the Operating Partnership were “stepped up” to fair market value to the extent of the portion of our interest in the Operating Partnership that was purchased from Sunstone Hotel Investors, L.L.C., Sunstone/WB Hotel Investors IV, LLC, Sunstone/WB Manhattan Beach, LLC and WB Hotel Investors, LLC (as opposed to the portion that was purchased directly from the Operating Partnership in connection with the initial public offering of our common stock in 2004). Our remaining share of the Operating Partnership’s basis in its assets, however, was not adjusted in connection with the initial public offering and was generally less than the fair market value of the hotels as of the date of the initial public offering. Furthermore, we have used and intend to continue to use the “traditional” method for making allocations under Section 704(c) of the Code as opposed to the “curative” or “remedial” method for making such allocations. As a result, (a) our depreciation deductions with respect to our hotels will be less than the depreciation deductions that would have been available to us had our tax basis been equal to the fair market value of the hotels as of the date of the initial public offering and (b) we may recognize income upon a sale of an asset that is attributable to appreciation in the value of the asset that accrued prior to the date of the initial public offering.

Taxation of U.S. Stockholders

As used in this section, the term “U.S. stockholder” means a holder of common stock or preferred stock who, for U.S. Federal income tax purposes, is:

•	a citizen or resident of the U.S.;

•	a domestic corporation;

•	an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

Taxation of Dividends.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. stockholders as ordinary income. Noncorporate U.S. stockholders will generally not be entitled to the tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends we received from a corporation in which we own shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), or (b) that is equal to our real estate investment trust taxable income (taking into account the dividends paid deduction available to us) for our previous taxable year and less any taxes paid by us during our previous taxable year, provided that certain holding period and other requirements are satisfied at both the REIT and individual stockholder level. Noncorporate U.S. stockholders should consult their own tax advisors to determine the impact of tax rates on dividends received from us. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by us that we properly designate as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held his common stock or preferred stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

To the extent that we make distributions not designated as capital gain dividends in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. Thus, these distributions will reduce the adjusted basis (but not below zero) which the U.S. stockholder has in our common stock or preferred stock for tax purposes by the amount of the distribution. Distributions in excess of a U.S. stockholder’s adjusted basis in his common stock or preferred stock will be taxable as capital gains.

Dividends authorized by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. stockholders holding common stock or preferred stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each U.S. stockholder required to include the designated amount in determining the stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of such stockholder’s undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. stockholders will increase their basis in their common stock or preferred stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Distributions made by us and gain arising from a U.S. stockholder’s sale or exchange of our common stock or preferred stock will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any passive losses against that income or gain.

Sale or Exchange of Common Stock or Preferred Stock.

When a U.S. stockholder sells or otherwise disposes of our common stock, or preferred stock, the stockholder will recognize gain or loss for U.S. Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition and (b) the holder’s adjusted basis in the common stock, or preferred stock, for tax purposes. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the common stock, or preferred stock, for more than one year. Long-term capital gain of a noncorporate U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. stockholder when the stockholder sells or otherwise disposes of our common stock, or preferred stock, that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the stockholder from us which were required to be treated as long-term capital gains.

Redemption of Preferred Stock.

Our preferred stock is redeemable by us under certain circumstances described in this prospectus. Any redemption of our preferred stock for cash will be a taxable transaction for U.S. Federal income tax purposes. If a redemption for cash by a U.S. stockholder is treated as a sale or redemption of such preferred stock for U.S. Federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. stockholder’s adjusted tax basis in the preferred stock redeemed by us. The gain or loss would be long-term capital gain or loss if the holding period for the preferred stock exceeds one year. The deductibility of capital losses may be subject to limitations.

The receipt of cash by a stockholder in redemption of the preferred stock will be treated as a sale or redemption for U.S. Federal income tax purposes if the redemption:

•	is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to the holder under Section 302(b) (2) of the Code; or

•	results in a “complete termination” of the holder’s stock interest in the Company under Section 302(b)(3) of the Code.

In determining whether any of these tests has been met, a holder must take into account not only preferred stock or any other class of our stock it actually owns, but also any of our stock regardless of class it constructively owns within the meaning of Section 318 of the Code (including stock that is owned, directly or indirectly, by certain members of the holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).

A distribution to a stockholder will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s stock interest (taking into account all shares owned, regardless of class or series) in the Company. Whether the receipt of cash by a stockholder will result in a meaningful reduction of the stockholder’s proportionate interest will depend on the stockholder’s particular facts and circumstances. If, however, as a result of an redemption of preferred stock, a U.S. stockholder whose relative stock interest (actual or constructive) in the Company is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in the Company (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a “meaningful reduction” in its interest in the Company.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a stockholder will be “substantially disproportionate” if the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately following the redemption of preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the redemption (treating preferred stock redeemed pursuant to the tender offer as outstanding), and immediately following the redemption the stockholder actually and constructively owns less than 50% of the total combined voting power of the Company. Because our preferred stock is nonvoting stock, a holder would have to reduce such holder’s holdings in any of our classes of voting stock (if any) to satisfy this test.

A distribution to a stockholder will result in a “complete termination” if either (1) all of the preferred stock and all other classes of our stock actually and constructively owned by the stockholder are redeemed or (2) all of the preferred stock and our other classes of stock actually owned by the stockholder are redeemed or otherwise disposed of and the stockholder is eligible to waive, and effectively waives, the attribution of our stock constructively owned by the stockholder in accordance with the procedures described in Section 302(c)(2) of the Code.

Any redemption may not be a redemption of all of our preferred stock. If we were to redeem less than all of the preferred stock, your ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, stockholders should discuss the consequences of a partial redemption of our preferred stock on the amount of our stock actually and constructively owned by such stockholders required to produce the desired tax treatment.

If a U.S. stockholder’s receipt of cash attributable to a redemption of our preferred stock for cash does not meet one of the tests of Section 302 of the Code described above, then the cash received by such holder in the tender offer will be treated as a dividend and taxed as described above.

Backup withholding and information reporting.

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a stockholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. stockholder that does not provide us with its correct taxpayer identification number. A stockholder may credit any amount paid as backup withholding against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Taxation of tax-exempt stockholders.

The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder is not one of the types of entity described in the next paragraph and has not held its common stock or preferred stock as “debt financed property” within the meaning of the Code, and the common stock are not otherwise used in a trade or business, the dividend income from the common stock or preferred stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of common stock or preferred stock will not constitute unrelated business taxable income unless the tax-exempt stockholder has held the common stock or preferred stock as “debt financed property” within the meaning of the Code or has used the common stock in a trade or business.

Income from an investment in our common stock or preferred stock will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. Federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its holding of our common stock or preferred stock. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•

either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. We do not expect to be classified as a pension-held REIT.

The rules described above under the heading “U.S. stockholders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Stockholders

The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts who own common stock or preferred stock that are not subject to U.S. Federal income tax on a net income basis, which we call “non-U.S. stockholders,” are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in the common stock or preferred stock, including any reporting requirements.

Ordinary dividends.

Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. stockholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the common stock or preferred stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. stockholder in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. Federal income tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W 8 ECI or a successor form with us or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, and in either case other applicable requirements are met.

Distributions to a non-U.S. stockholder that are designated by us at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

Return of capital.

Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the non-U.S. stockholder’s common stock or preferred stock. Distributions of this kind will instead reduce the adjusted basis of the common stock or preferred stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. stockholder’s common stock or preferred stock, they will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of its common stock or preferred stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital gain dividends.

Distributions that are treated by us a deduction and that are attributable to gain from sales or exchanges by us of U.S. real property interests that are paid with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. and held by a non-U.S. holder who does not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution will be treated as a normal distribution by us, and such distributions will be taxed as described above in “—Ordinary Dividends.”

Distributions which are not described in the preceding paragraph that are attributable to gain from sales or exchanges by us of U.S. real property interests for any year in which we qualify as a REIT, will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA. Under FIRPTA, these distributions are taxed to a non-U.S. stockholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. We are also required to withhold 35% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. stockholder, withholding does not apply to the distribution under FIRPTA. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. stockholder may credit the amount withheld against its U.S. Federal income tax liability.

Sales of common stock or preferred stock.

Gain recognized by a non-U.S. stockholder upon a sale or exchange of our common stock, or preferred stock, generally will not be taxed under the FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe that we are and will continue to be a domestically controlled REIT, and, therefore, that taxation under FIRPTA generally will not apply to the sale of our common stock, or preferred stock. However, gain to which FIRPTA does not apply will be taxable to a non-U.S. stockholder if investment in the common stock, or preferred stock, is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which the FIRPTA does not apply will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., or maintains an office or a fixed place of business in the U.S. to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains and capital gain dividends.

If we do not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. stockholder of a sale of common stock or preferred stock depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. stockholder. Specifically, a non-U.S. stockholder that holds a class of stock that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such stock if the stockholder owned more than 5% of the stock of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned such stock on the five-year period ending on the date when the stockholder disposed of the stock. A non-U.S. stockholder that holds a class of our stock that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such stock if on the date the stock was acquired by the stockholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of our outstanding stock with the lowest fair market value. If a non-U.S. stockholder holds a class of our stock that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of common stock or preferred stock, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Backup withholding and information reporting.

If you are a non-U.S. stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of common stock or preferred stock effected at a U.S. office of a broker,

as long as the income associated with these payments is otherwise exempt from U.S. Federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock or preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock or preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the U.S.,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•

the sale has some other specified connection with the United States as provided in U.S. Treasury Regulations, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock or preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. Federal tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

State or local taxation may apply to us and our stockholders in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock or preferred stock.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.

If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us or our subsidiaries in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Unless otherwise mentioned in the prospectus supplement, securities will be issued in the form of one or more global certificates, or global securities, registered in the name of a depositary or its nominee. Unless otherwise mentioned in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as mentioned below or in the applicable prospectus supplement. Unless definitive securities are issued under the limited circumstances described below,

•	all references in this prospectus or any prospectus supplement to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants; and

•	all references to payments and notices to holders refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under Section 17A of the Exchange Act and that it was created to hold securities for its participating organizations and to facilitate clearance and settlement of securities transactions among its participants through electronic book-entry. This eliminates the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as these payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward these payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar or transfer agent as registered holders of the securities entitled to the benefits of our charter and/or the applicable deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures governing DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, the ability of a beneficial owner of securities issued in global form to pledge those securities to non-participants may be limited due to the unavailability of physical certificates for these securities. Beneficial owners may also be unable to sell interests in their securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under its certificate of incorporation or the relevant deposit agreement only at the direction of one or more participants to whose accounts with DTC those securities are credited.

Unless otherwise mentioned in the applicable prospectus supplement, a global security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when it is required to be so registered;

•

We execute and deliver to the relevant registrar, transfer agent, trustee and/or depositary an order complying with the requirements of our charter and bylaws or the relevant deposit agreement that this global security shall be so exchangeable; or

•	There has occurred and is continuing a default in the payment of any amount due in respect of the securities.

In these circumstances, the global security will be exchangeable for securities registered in the names that DTC directs.

DTC will generally not be required to notify its participants of the availability of definitive securities. When DTC surrenders the global security and delivers instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities.

Except as described above, a global security may not be transferred except as a whole to DTC or another nominee of DTC, or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

None of the Company, any registrar and transfer agent or any depositary, or any of their agents, will have any responsibility for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Venable LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in its Annual Report (Form 10-K) for the year ended December 31, 2007, as amended by the Company’s Form 10-K/A filed with the SEC on February 25, 2008 and the Company’s Form 8-K filed with the SEC on November 3, 2008 (including, in each case, the schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

14,000,000 SHARES

Sunstone Hotel Investors, Inc.

COMMON STOCK

Joint Book-Running Managers

BofA Merrill Lynch

Wells Fargo Securities

October     , 2009